UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 19, 2009

GC CHINA TURBINE CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	001-33442	98-0536305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 147 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-4420

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Appointment of Director

On October 16, 2009, GC China Turbine Corp. (the “Company) appointed Mr. Christopher Walker Wadsworth to the Company’s board of directors.

Mr. Wadsworth is one of the founding partners of Ceyuan Ventures, a noted venture capital firm with offices in Beijing, Shanghai and San Francisco. Previously, he was a co-founder and managing director at Manitou Ventures from 2001 to 2004. From 1999 onwards, he worked as the vice president of corporate development and product manager for Atom Shockwave.  Mr. Wadsworth also accumulated a varied and extensive series of experiences in the finance and investment industry through his efforts for Fleet Bank, Montgomery Securities and Macro-Media between 1992 and 1998. Mr. Wadsworth received a Bachelor’s degree from Williams College and a Masters in Business Administration degree from the University of Chicago.

Mr. Wadsworth has not previously held any positions with the Company, and there have been no related party transactions between Mr. Wadsworth and the Company.  Mr. Wadsworth has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Wadsworth had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Mr. Wadsworth is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Wadsworth, or any grant or award to Mr. Wadsworth or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Wadsworth.

There are no arrangements or understandings between Mr. Wadsworth and any other persons, pursuant to which Mr. Wadsworth was selected as a director.  Mr. Wadsworth has not been named or, at the time of this Current Report, is not expected to be named to any committee of the board of directors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GC CHINA TURBINE CORP.

Date: October 19, 2009	By:	/s/ John J. Lennon
John J. Lennon
President

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